CounterPath Reports Second Quarter

Fiscal 2020 Financial Results

Year-over-Year Recurring Revenue Growth of 14%

VANCOUVER, BC, Canada - December 11, 2019 - CounterPath Corporation (NASDAQ: CPAH) (TSX: PATH) (the "Company" or "CounterPath"), a global provider of award-winning Unified Communications (UC) solutions for enterprises and service providers, today announced the financial and operating results for its quarter ended October 31, 2019, being the second quarter of fiscal year 2020.

Second Quarter Financial Highlights (unaudited)

  Revenue increased by 11% to $2.7 million compared to revenue of $2.4 million for the second quarter of fiscal 2019.

  Billings (revenue plus change in deferred revenue) increased by 19% to $3.0 million, compared to $2.5 million for the second quarter of fiscal 2019.

  Growth in subscription, support and maintenance revenue (revenue of a recurring nature) of 14% for the quarter compared to the second quarter of fiscal 2019.

  Non-GAAP loss from operations of $0.7 million compared to non-GAAP loss from operations of $2.0 million for the second quarter of fiscal 2019.

  Net loss of $0.8 million, or $0.13 per share, compared to net loss of $2.1 million, or $0.35 per share, for the second quarter of fiscal 2019.

  Non-GAAP net loss of $0.7 million, or $0.12 per share, compared to non-GAAP net income of $2.0 million, or $0.34 per share, for the second quarter of fiscal 2019.

  Cash of $1.9 million as of October 31, 2019 compared to cash of $1.9 million as of April 30, 2019.

Management Commentary

"Several financial metrics were strong during the quarter," said David Karp, CEO.  "While overall revenue grew, our recurring revenue reached a record level of $1.5 million during the quarter, or 56% of total revenue owing to our continuing effort to move our licensing model to recurring revenue.  Our billings reached $3 million, which included the renewal of two significant annual contracts by longtime customers in the call center vertical.  At the same time, we have been gradually reducing our costs over the last year, without significantly impacting our ability to maintain and grow revenue.  As a result, our operating expenses declined by 25% from the same quarter in previous year.  Next quarter we expect to see our cash operating costs to be at their lowest level in the last two fiscal years.

Our sales focus will continue to be on growing recurring revenue.  In that regard, after the quarter, we introduced Bria Solo, a subscription offering to replace our Bria 5 softphone solution. Bria Solo is also available with fewer features as a free version that replaces our flagship X-Lite softphone.  Bria Solo is intended for single softphone users and is a pathway to Bria Teams and Bria Enterprise.  Unlike X-Lite, Bria Solo introduces a feature-rich Bria trial experience that is expected to enable CounterPath to improve conversions from free-to-paid, better monetizing our extensive X-Lite user base.  Together, Bria Solo and Bria Teams offer compelling unified communication solutions to the underserved small and medium sized enterprise market."

CounterPath Reports Second Quarter Fiscal 2020 Financial Results

Recent Business Highlights

  Advanced the Contact Center Channel Partner business with Bria softphones and the Stretto Platform™ to enable a highly secure, subscription-based offering that overlays with channel partners' contact center deployments.

  Expanded the Stretto Collaboration solution with the launch of a hosted services including virtual meeting room and video conferencing services for the rapidly expanding global network of CounterPath channel partners throughout North America, Europe and other key markets.

  Announced that TMC, a global, integrated media company, has named Bria for Call Center as a 2019 Contact Center Technology Award winner, presented by CUSTOMER magazine.

  Announced that three reseller partners have successfully developed Customer Relationship Management (CRM) integrations with Bria softphones.

Financial Overview

(All amounts in U.S. dollars and in accordance with accounting principles generally accepted in the United States ("GAAP") unless otherwise specified - unaudited).

Revenue was $2.7 million for the quarter ended October 31, 2019 compared to $2.4 million for the same quarter in the last fiscal year. Software revenue was $1.0 million compared to $0.9 million for the same quarter in the last fiscal year, subscription, support and maintenance revenue was $1.5 million compared to $1.3 million for the same quarter in the last fiscal year, and professional services and other revenue was $0.2 million compared to $0.2 million for the same quarter in the last fiscal year.

Operating expenses for the quarter ended October 31, 2019 were $3.4 million compared to $4.5 million for the same quarter in the last fiscal year. Operating expenses for the quarter ended October 31, 2019 included a non-cash stock-based compensation expense of $0.1 million (2018 - $0.1 million). Cost of sales was $0.6 million for the quarter ended October 31, 2019 compared to $0.6 million for the same quarter in the last fiscal year. Sales and marketing expenses were $1.0 million for the quarter ended October 31, 2019 compared to $1.0 million for the same quarter last fiscal year. For the quarter ended October 31, 2019, research and development expenses were $1.2 million and general and administrative expenses were $0.7 million compared to $1.4 million and $1.6 million, respectively, for the same quarter in the last fiscal year.

Interest and other (expense) income, net for the quarter ended October 31, 2019 was ($0.1) million compared to $0.03 million for the same quarter in the last fiscal year. Interest and other (expense) income, net was primarily comprised of interest expense of $0.08 million related to the loan payable and a foreign exchange loss of $0.01 million, compared to a foreign exchange gain of $0.04 million and a loss on fair value of derivative instruments of $0.01 million for the same quarter in the last fiscal year. The foreign exchange gain (loss) represents the gain (loss) on account of translation of the intercompany accounts of the Company's subsidiary which are maintained in Canadian dollars and transactional gains and losses resulting from transactions denominated in currencies other than U.S. dollars.

CounterPath Reports Second Quarter Fiscal 2020 Financial Results

The net loss for the quarter ended October 31, 2019 was $0.8 million, or $0.13 per share, compared to a net loss of $2.1 million, or $0.35 per share, for the same quarter in the last fiscal year. As of October 31, 2019, the Company had $1.9 million in cash, compared to $1.9 million at April 30, 2019.

Forward-Looking Statements

This news release contains "forward-looking statements". Statements in this news release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, outlook, expectations or intentions regarding the future, including the statements (1) at the same time, we have been gradually reducing our costs over the last year, without significantly impacting our ability to maintain and grow revenue; (2) next quarter the Company expects to see its cash operating costs to be at their lowest level in the last two fiscal years; and (3) unlike X-Lite, Bria Solo introduces a feature-rich Bria trial experience that is expected to enable CounterPath to improve conversions from free-to-paid, better monetizing our extensive X-Lite user base.  It is important to note that actual outcomes and the Company's actual results could differ materially from those in such forward-looking statements. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others: (1) the lack of cash flow which may affect the Company's ability to continue as a going concern; (2) the variability in the Company's sales from reporting period to reporting period due to extended sales cycles as a result of selling the Company's products through channel partners or the length of time of deployment of the Company's products by its customers; (3) the Company's ability to manage its operating expenses, which may adversely affect its financial condition and ability to continue to operate as a going concern; (4) the Company's ability to remain competitive as other better financed competitors develop and release competitive products; (5) a decline in the Company's stock price or insufficient investor interest in the Company's securities which may impact the Company's ability to raise additional financing as required or may cause the Company to be delisted from a stock exchange on which its common stock trades; (6) the impact of intellectual property litigation that could materially and adversely affect the Company's business; (7) the success by the Company of the sales of its current and new products; (8) the impact of technology changes on the Company's products and industry; (9) the failure to develop new and innovative products using the Company's technologies including the refresh of our Software-as-a Service (SaaS) solution; and (10) the potential dilution to shareholders or overhang on the Company's share price of its outstanding stock options. Readers should also refer to the risk disclosures outlined in the Company's quarterly reports on Form 10-Q, the Company's annual reports on Form 10-K, and the Company's other disclosure documents filed from time-to-time with the Securities and Exchange Commission at www.sec.gov and the Company's interim and annual filings and other disclosure documents filed from time-to-time on SEDAR at www.sedar.com.

About CounterPath

CounterPath Corporation (NASDAQ: CPAH) is revolutionizing how people communicate in today's modern mobile workforce. Its award-winning Bria solutions for desktop and mobile devices enable organizations to leverage their existing PBX or hosted VoIP service to extend seamless and secure unified communications and collaboration to users regardless of their location and network. CounterPath technology meets the unique requirements of several industries, including contact center, retail, warehouse, hospitality, and healthcare verticals. Its solutions are deployed world-wide by 8×8, Airbnb, AmeriSave, BT, Citibank, Comcast, Fusion, Fuze, Liberty Global, Uber, Windstream and others. Learn more at counterpath.com and follow on Twitter @counterpath.

Contacts:

CounterPath Reports Second Quarter Fiscal 2020 Financial Results

David Karp

Chief Executive Officer

dkarp@counterpath.com

###

(TABLES TO FOLLOW)

CounterPath Reports Second Quarter Fiscal 2020 Financial Results

COUNTERPATH CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS
(Stated in U.S. Dollars)

	October 31,	April 30,
	2019	2019

Assets
Current assets:
Cash	$1,853,216	$1,862,458
Accounts receivable (net of allowance for doubtful accounts of $447,118 (2019 - $619,514))	1,475,240	1,876,896
Deferred sales commission costs - current	141,981	122,777
Derivative assets	6,255	1,178
Prepaid expenses and other current assets	174,981	263,078
Total current assets	3,651,673	4,126,387

Deposits	96,541	94,829
Deferred sales commission costs - non-current	80,777	77,571
Equipment	65,565	59,914
Operating lease right-of-use assets	1,556,568	-
Goodwill	6,677,299	6,541,290
Intangibles and other assets	226,375	224,795
Total Assets	$12,354,798	$11,124,786

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued liabilities	$1,988,620	$2,233,875
Derivative liability	379	4,512
Unearned revenue	2,813,753	2,593,726
Other current liabilities	-	947
Accrued warranty	44,319	52,035
Operating lease liabilities - current	259,612	-
Total current liabilities	5,106,683	4,885,095

Deferred lease inducements	-	4,031
Loan payable	4,000,000	3,000,000
Operating lease liabilities - non-current	1,315,677	-
Unrecognized tax liability	9,763	9,763
Total liabilities	10,432,123	7,898,889

Stockholders' equity:
Preferred stock, $0.001 par value
Authorized: 100,000,000
Issued and outstanding: October 31, 2019 - nil; April 30, 2019 - nil	-	-
Common stock, $0.001 par value Authorized: 100,000,000 Issued: October 31, 2019 - 5,957,585; April 30, 2019 - 5,950,246	5,957	5,950
Additional paid-in capital	75,802,284	75,667,533
Accumulated deficit	(70,312,063)	(68,581,091)
Accumulated other comprehensive loss - currency translation adjustment	(3,573,503)	(3,866,495)
Total stockholders' equity	1,922,675	3,225,897
Liabilities and Stockholders' Equity	$12,354,798	$11,124,786

CounterPath Reports Second Quarter Fiscal 2020 Financial Results

COUNTERPATH CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Stated in U.S. Dollars)

(Unaudited)

	Three Months Ended		Six Months Ended
	October 31,		October 31,
	2019	2018	2019	2018
Revenue:
Software	$1,042,208	$923,416	$2,052,032	$2,279,418
Subscription, support and maintenance	1,502,944	1,319,840	2,924,806	2,570,860
Professional services and other	155,770	198,005	297,752	478,813
Total revenue	2,700,922	2,441,261	5,274,590	5,329,091
Operating expenses:
Cost of sales	562,619	623,811	1,073,979	1,219,367
Sales and marketing	955,010	967,689	1,925,603	1,962,649
Research and development	1,233,994	1,391,737	2,365,842	2,794,693
General and administrative	655,273	1,550,101	1,299,986	2,541,739
Total operating expenses	3,406,896	4,533,338	6,665,410	8,518,448
Loss from operations	(705,974)	(2,092,077)	(1,390,820)	(3,189,357)
Interest and other (expense) income, net:
Interest expense	(82,217)	(4,661)	(152,790)	(4,666)
Foreign exchange (loss) gain	(14,620)	43,535	(189,510)	124,471
Change in fair value of derivative instruments	9,608	(10,554)	10,194	(5,152)
Loss on lease termination	(8,746)	-	(8,746)	-
Other income	700	-	700	-
Total interest and other (expense) income, net	(95,275)	28,320	(340,152)	114,653
Net loss for the period	$(801,249)	$(2,063,757)	$(1,730,972)	$(3,074,704)

Net loss per share:
Basic and diluted	$(0.13)	$(0.35)	$(0.29)	$(0.52)

Weighted average common shares outstanding:
Basic and diluted	5,955,954	5,941,812	5,954,038	5,937,115

CounterPath Reports Second Quarter Fiscal 2020 Financial Results

Non-GAAP Financial Measures

This news release contains "non-GAAP financial measures". The non-GAAP financial measures in this news release consist of non-GAAP loss from operations which excludes non-cash stock-based compensation relative to loss from operations calculated in accordance with GAAP and non-GAAP net loss which excludes non-cash stock-based compensation, foreign exchange gain (loss) and change in fair value of derivative instruments relative to net loss calculated in accordance with GAAP. The non-GAAP financial measures in this news release also include billings which is calculated as revenue recognized plus the change in deferred revenue from the beginning to the end of the applicable period. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. CounterPath utilizes both GAAP and non-GAAP financial measures to assess what it believes to be its core operating performance and to evaluate and manage its internal business and assist in making financial operating decisions. CounterPath believes that the inclusion of non-GAAP financial measures, together with GAAP measures, provides investors with an alternative presentation useful to investors' understanding of CounterPath's core operating results and trends.

Reconciliation to GAAP

(Unaudited)

	Three Months Ended		Six Months Ended
	October 31,		October 31,
	2019	2018	2019	2018
Non-GAAP loss from operations:

GAAP loss from operations	$(705,974)	$(2,092,077)	$(1,390,820)	$(3,189,357)
Plus:
Stock-based compensation	55,763	72,185	124,103	339,597
Non-GAAP loss from operations	$(650,211)	$(2,019,892)	$(1,266,717)	$(2,849,760)

	Three Months Ended		Six Months Ended
	October 31,		October 31,
	2019	2018	2019	2018
Non-GAAP net loss:

GAAP net loss	$(801,249)	$(2,063,757)	$(1,730,972)	$(3,074,704)
Plus:
Stock-based compensation	55,763	72,185	124,103	339,597
Foreign exchange loss (gain)	14,620	(43,535)	189,510	(124,471)
Change in fair value of derivative instruments	(9,608)	10,554	(10,194)	5,152
Non-GAAP net loss	$(740,474)	$(2,024,553)	$(1,427,553)	$(2,854,426)

GAAP net loss per share:
Basic and diluted	$(0.13)	$(0.35)	$(0.29)	$(0.52)

Non-GAAP net loss per share:
Basic and diluted	$(0.12)	$(0.34)	$(0.24)	$(0.48)

CounterPath Reports Second Quarter Fiscal 2020 Financial Results

	Three Months Ended		Six Months Ended
	October 31,		October 31,
	2019	2018	2019	2018
Billings:

Revenue	$2,700,922	$2,441,261	$5,274,590	$5,329,091
Add: Deferred revenue, end of period	2,813,753	2,597,465	2,813,753	2,597,465
Less: Deferred revenue, beginning of period	(2,553,510)	(2,558,932)	(2,593,726)	(2,565,876)
Non-GAAP Billings	$2,961,165	$2,479,794	$5,494,617	$5,360,680